EXHIBIT (p)(1)




                                    AON FUNDS

                               AON ADVISORS, INC.

                                 CODE OF ETHICS













The Code of Ethics is given to all trustees, officers and access persons of Aon Funds ("the Trust"), and all access persons of Aon Advisors, Inc. (the "Manager"), an investment advisor registered with the Securities and Exchange Commission. Those persons are generally required to file various written reports with the Trust or the Manager, detailing their security holdings and security transactions and general compliance with the Code. Additionally, all trades executed by access persons of the Trust and the Manager must be pre-cleared.

















                                                  April 25, 2001




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                                    AON FUNDS

                               AON ADVISORS, INC.

                                 CODE OF ETHICS



1.   Purposes

This Code of Ethics has been adopted by the Board of Trustees of Aon Funds (the "Trust") and by Aon Advisors, Inc. (the "Manager") in accordance with Rule 17j-l(c) under the Investment Company Act of 1940 (the "Investment Company Act"). Rule 17j-1 under the Investment Company Act generally proscribes fraudulent, deceptive or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by certain persons affiliated with such companies or their investment advisers. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Investment Company Act and the Investment Advisers Act of 1940 and Rule 17j-1 and to prevent the above-referenced persons from engaging in any conduct prohibited by Rule 17j-l(b), as follows:

     It shall be wrongful for any affiliated person of or principal underwriter for the Trust, or any affiliated person of the Manager or other investment adviser of or principal underwriter for the Trust, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined herein, by the Trust or other client of the Manager -

     (1) To employ any device, scheme or artifice to defraud the Trust or the Manager or any such other client;

     (2) To make to the Trust or the Manager any untrue statement of a material fact or omit to state to the Trust or the Manager a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust or the Manager or any such other client; or

     (4) To engage in any manipulative practice with respect to the Trust or the Manager or any such other client.


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2.   Definitions

     (a) "Access person" means any Trustee, officer or advisory person of the Trust and any director, officer or advisory person of the Manager.

     (b) "Advisory person" means (i) any employee of the Trust or the Manager, or of any company in a control relationship to the Trust or the Manager, who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust or other client of the Manager, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or the Manager who obtains information concerning recommendations made to the Trust or any other such client with regard to the purchase or sale of Covered Securities by the Trust or any other such client.

     (c) "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. (See Appendix A.)

     (d)  "Board" means the Board of Trustees of the Trust.

     (e) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of holding an official position with such company.

     (f) "Covered Security" shall have the meaning ascribed to the term "security" in Section 2(a) (36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies (i.e., mutual funds). Aon Corporation securities and options on these securities are Covered Securities.

     (g) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)
          (19) of the Investment Company Act.

     (h) "Initial public offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (i) "Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.
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     (j)  ("Manager" means the investment adviser(s) to the Trust (currently Aon
          Advisors, Inc.).

     (k) "Purchase or sale of a Covered Security" includes, inter alia, the purchase or writing (sale) of an option to purchase or sell a Covered Security.

     (l)  "Security held or to be acquired" by the Trust means:

          (1) Any Covered Security which, within the most recent fifteen (15) calendar days:

          (A) is or has been held by the Trust or any portfolio thereof or any other client of the Manager; or

               is being or has been considered by the Trust or any portfolio thereof or the Manager for purchase by the Trust or any portfolio thereof or any other client of the Manager; and

          (2) Any option to purchase or sell (write), and any security convertible into or exchangeable for, a Covered Security described in the foregoing clause (1) of this Section 2(l).

          "Trust" means Aon Funds, a statutory Delaware business trust, and an investment company registered under the Investment Company Act.

3.   General Principles

The Trust recognizes that it owes a fiduciary duty to its shareholders and the Manager recognizes that it owes a fiduciary duty to its clients. Consistent with those duties, no access person shall (a) place his or her personal interests ahead of those of the Trust's shareholders or any other client of the Manager,
(b) conduct his or her personal Covered Securities transactions in a manner that is inconsistent with this Code of Ethics and creates an actual or potential conflict of interest or abuses his or her position of trust and responsibility or (c) take inappropriate advantage of his or her position with the Trust or the Manager.

4.   Prohibited Purchases and Sales

(a) No access person (including advisory persons) shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

     (1) Is being considered for purchase or sale by the Trust or any portfolio thereof or any other client of the Manager , or
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     (2)  Is, on that date, being purchased or sold by the Trust or any portfolio thereof or any other client of the Manager.

A Covered Security is "being considered for purchase or sale by the Trust or any other client of the Manager" if a portfolio manager of the Trust or any portfolio thereof or of the Manager intends to consummate a purchase or sale of that Covered Security within the next seven (7) calendar days, provided that, notwithstanding the foregoing, if the Covered Security "being considered for purchase or sale" is an equity security in an issuer which has a market capitalization (defined as the most recently reported number of outstanding shares multiplied by current price per share) of over $5 billion (five billion dollars), and the average daily trading volume in such security during the previous ten trading days has exceeded one hundred thousand (100,000) shares per day, then access persons shall be permitted to purchase or sell up to a number of shares not to exceed one percent (1%) of that ten (10) trading day average daily trading volume of such security per day for his or her own account unless a portfolio manager has consummated or intends to consummate a purchase or sale of such security on that same day.

(b)  No access person shall:

     (1) Purchase securities in an initial public offering prior to obtaining the written approval of the Manager's President (or, if the access person seeking approval is the Manager's President, one of the Manager's Senior Directors);

     (2) Acquire securities in a limited offering prior to obtaining the written approval of the Manager's President (or, if the access person seeking approval is the Manager's President, one of the Manager's Senior Executive Directors). Such approval shall be granted only if the appropriate person determines that (a) the purchase is not one which should be reserved for the Trust or other clients of the Manager and (b) the opportunity to purchase the security was not offered to the access person because of his or her position with the Trust or the Manager.

(c) The Manager shall maintain copies of any written approvals that are granted in accordance with Section 13(b).

5.   Pre-Clearance of Personal Covered Securities Transactions

(a) No access person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership until the proposed purchase or sale has been reviewed and approved ("pre-cleared") by the portfolio managers of all Trust portfolios or other clients of the Manager that are authorized to purchase Covered Securities of the same type. If a portfolio manager of a Trust portfolio or any other client of the Manager wishes to purchase or sell a Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, he or she shall pre-clear the transaction with all of the other portfolio managers of all Trust portfolios or any other client of the Manager that are authorized to purchase Covered Securities of the same type (and in no event shall such portfolio manager obtain pre-clearance from less than two other portfolio managers).

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(b)  The portfolio managers (or, if appropriate, the President of the Manager)
     shall grant a pre-clearance authorization to purchase or sell a Covered Security if they determine that the proposed transaction does not involve a Covered Security that is being purchased or sold by the Trust or any other client of the Manager (including a Covered Security that has been purchased or sold by the Trust or any other client of the Manager within one (1) business day prior thereto) or is being considered for purchase or sale, as defined in Section 4(a), by the Trust or any other client of the Manager.

(c) A pre-clearance authorization to purchase or sell a Covered Security shall remain valid for a period of five (5) business days. If the purchase or sale transaction is not completed within that five (5) business day period the access person must have the proposed transaction pre-cleared again. This re-approval requirement shall apply to transactions involving market orders as well as transactions involving orders to purchase or sell Covered Securities at a specific price (or better).

(d) The portfolio mangers and the President of the Manager shall maintain records of all proposed personal Covered Securities transactions which they have pre-cleared for access persons. Those records shall list the name of the access person, the indicated intent to purchase or sell, the name and amount of the security involved in the transaction, and the date on which the pre-clearance authorization was granted.

6.   Exempted Transactions

The prohibitions of Section 4(a) and the pre-clearance requirements of Section 5 of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the individual has no direct or indirect influence or control.

(b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Trust or any other client of the Manager.

(c)  Purchases or sales which are nonvolitional.

(d)  Purchases which are part of an automatic dividend reinvestment plan.

(e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(f) Purchases of securities of Aon Corporation from, or sales of securities of Aon Corporation to, Aon Corporation; or purchases or sales of Aon Corporation common stock in amounts not exceeding 5,000 shares per business day.

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(g)  Purchases or sales of direct obligations of the Government of the United
     States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies (i.e. mutual funds).

(h) Purchases or sales of Covered Securities included in the Morgan Stanley REIT Index in amounts not exceeding one percent (1%) of the ten (10)-day average daily trading volume of such Covered Securities on the date of purchase or sale, provided that this exemption shall apply solely in the case where the prohibitions of Section 4(a) or the pre-clearance requirements of Section 5 of this Code would otherwise apply due to purchases or sales, or purchases or sales which are being considered, by the Aon Funds REIT Index Fund, and shall not apply in the case where such prohibitions or pre-clearance requirements would apply due to purchases or sales, or purchases or sales which are being considered, by any other portfolio of the Trust or any other client of the Manager.

(i) Purchases or sales of Covered Securities included in the Mean Reversion or other similar computer program trading strategies employed by the Manager for certain of its clients in amounts not exceeding one percent (1%) of the ten (10)-day average daily trading volume of such Covered Securities on the date of purchase or sale, provided that this exemption shall apply solely in the case where the prohibitions of Section 4(a) or the pre-clearance requirements of Section 5 of this Code would otherwise apply due to purchases or sales, or purchases or sales which are being considered, in connection with the Mean Reversion or other similar computer program trading strategies employed by the Manager for such clients, and shall not apply in the case where such prohibitions or pre-clearance requirements would apply due to purchases or sales, or purchases or sales which are being considered, by any other portfolio of the Trust or any other client of the Manager.

7.   Prohibited and Required Disclosures

(a)  No access person shall:

     (1) Reveal to any other person (except in the normal course of his or her duties on behalf of the Trust or the Manager) any information regarding such Trust's or the Manager's securities transactions or consideration by the Trust or the Manager of any such securities transaction.

     (2) Recommend any securities transaction by the Trust or any other client of the Manager without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation
          (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has significant interest, on the other.

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(b)  Every advisory person who serves on the board of directors of a publicly traded company shall disclose that fact to the President of the Manager (or, if the disclosing person is the Manager's President, one of the Manager's Senior Executive Directors). Additionally, prior to causing the Trust or any other client of the Manager to purchase or sell a security of the company for which he or she serves as director, the advisory person shall have the proposed transaction reviewed and approved by the President of the Manager (or, if the advisory person seeking approval is the Manager's President, one of the Manager's Senior Executive Directors). In seeking such review and approval, the advisory person shall disclose the fact that he or she is a director of the company whose securities are proposed to be purchased or sold.

8.   Reporting

(a) Unless excepted by Section 8(b), every access person of the Trust and the Manager (other than an access person solely with respect to the Money Market Fund) shall report to the Trust as follows:

     (1) Initial Holdings Reports. No later than ten (10) calendar days after the person becomes an access person, the following information:

          (A) The title, number of shares or ownership interest or principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership when the person became an access person (including any Covered Securities held in physical form);

          (B) The name, account number, and the name and telephone number of the contact person of any broker, dealer, bank or other financial institution with whom the access person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

          (C)  The date that the report is submitted by the access person.

     (2) Quarterly Transaction Reports. No later than ten (10) calendar days after the end of each calendar quarter, the following information:

          (A) With respect to any transaction during the quarter in a Covered Security in which the access person had any direct or indirect beneficial ownership:

               (i) The date of the transaction, the title, and the number of shares or ownership interest, or the interest rate and maturity date (if applicable) and the principal amount, of each Covered Security involved;
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               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii) The price of the Covered Security at which the transaction was effected;

               (iv) The name of the broker, dealer, bank or other financial institution with or through which the transaction was effected; and

               (v)  The date that the report is submitted by the access person.

          (B) With respect to any account established by the access person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the access person:

               (i) The name of the broker, dealer, bank or other financial institution with which the access person established the account;

               (ii) The date the account was established;

               (iii) The name and telephone number of the contact person; and

               (iv) The date that the report is submitted by the access person.

     (3) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than thirty (30) calendar days before the report is submitted):

          (A) The title, number of shares or ownership interest or principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership;

          (B) The name of any broker, dealer, bank or other financial institution with which the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

          (C)  The date that the report is submitted by the access person.

               (b) (1) An access person shall not be required to make a report or pre-clear with respect to (i) transactions effected for, and Covered Securities held in, any account over which such person does not have any direct or indirect influence or control (whether or not such access person has any direct or indirect beneficial ownership of such account) or (ii) transactions effected for any account over which such person has direct or indirect influence or control if such person does not have any direct or indirect beneficial ownership of such account.

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                    (2) A disinterested Trustee of the Trust who would be
                    required to make a report or effect a pre-clearance solely by reason of being a Trustee of the Trust need not make:

          (A) An initial holdings report under Section 8(a)(1) and an annual holdings report under Section 8(a)(3); and

          (B) A quarterly transaction report under Section 8(a)(2) or effect a pre-clearance, unless such Trustee knew or, in the ordinary course of fulfilling his/her official duties as Trustee of the Trust, should have known that, during the fifteen (15) calendar-day period immediately before or after the date of a transaction in a Covered Security by the Trustee, the Trust purchased or sold the Covered Security, or the Trust or the Manager considered purchasing or selling the Covered Security. For this purpose, a disinterested Trustee is not deemed to know (nor should he/she be expected to know in the ordinary course of fulfilling his/her duties as a Trustee) of purchases or sales of Covered Securities by the Aon Funds REIT Index Fund solely as a result of such Covered Securities being included in the Morgan Stanley REIT Index.

                    (3) An access person need not make a quarterly transaction report under Section 8(a)(2) if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or (13) of the Investment Advisers Act of 1940 or if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust or the Manager with respect to the access person in the time period required by Section 8(a)(2), if all of the information required by such Section is contained in the broker trade confirmations or account statements, or in the records of the Trust or the Manager.

(c) The Trust and the Manager shall institute procedures by which appropriate management or compliance personnel review the reports required by Section 8(a).

(d) The Trust and the Manager shall identify all access persons who are required to make the reports required by Section 8(a) and shall inform those access persons of their reporting obligation.


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(e)  Any report required by Section 8(a) may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

9.   Gifts

No access person shall accept, directly or indirectly, any gift, favor or service of significant value from any person with whom he or she transacts business on behalf of the Manager, the Trust or any other client of the Manager under circumstances where to do so would conflict with the best interest any thereof or would impair such access person's ability to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Manager, the Trust or any other client of the Manager.

10.  Sanctions

Upon discovering a violation of this Code, the President of the Manager (or, with respect to violations by the President, the Board of Directors of the Manager or the Board of Directors of Aon Corporation and with respect to access persons of the Trust, the Board of Trustees of the Trust) may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or termination of the employment of the violator.

11.  Approval of Code of Ethics.

The Board, including a majority of disinterested Trustees, shall approve (i) this Code of Ethics by no later than September 1, 2000, and (ii) any material changes to this Code of Ethics. The Board shall base its approval of this Code of Ethics and any material changes to it on a determination that it contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by Rule 17j-1(b), as summarized in Section 1 hereof. Before approving this Code of Ethics, or any amendment to this Code, the Board shall receive a certification from management of the Trust and the Manager that they have adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics. From and after September 1, 2000, the Board shall approve the code of ethics of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Board must approve a material change to a code of ethics no later than six months after adoption of the material change.

12.  Administration of Code of Ethics.

(a) The Trust and the Manager shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

(b) No less frequently than annually, the Trust and the Manager shall furnish to the Board, and the Board shall consider, a written report that:

     (1) describes any issues arising under the codes of ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     (2) certifies that the Trust or the Manager, as applicable, has adopted procedures reasonably necessary to prevent access persons from violating the codes of ethics.

13.  Recordkeeping Requirements.

(a) The Trust and the Manager shall, at the principal place of business of the Manager, maintain records in the manner and to the extent set out in this
     Section 13:

     (1) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, for either the Trust or the Manager shall be maintained in an easily accessible place;

     (2) A record of any violation of the code of ethics, and of any action taken as a result of the violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by an access person as required by Section 8(a), including any information provided in lieu of the reports under
          Section 8(b)(3), shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     (4) A record of all persons, currently or within the past five years, who are or were required to make reports under Section 8(a), and who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

     (5) A copy of each report required by Section 12(b) must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(b) The Trust or the Manager shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by advisory persons of securities under Section 4(b)(2) (limited offerings), or to grant advisory persons a waiver of the prohibition contained in Section 4(b)(1) (initial public offerings), for at least five years after the end of the fiscal year in which the approval or waiver, as applicable, is granted.

14.  Exempted Advisory Persons

Advisory persons who are employed by a sub-advisor of the Manager will not be subject to this Code of Ethics so long as:

(a) the sub-advisor employing the advisory person has adopted a code of ethics that complies with the requirements of Rule 17j-l of the Investment Company Act and the Trust and the Manager have been provided with a copy of that code of ethics,

(b) the advisory person is reporting his or her personal securities transactions to the sub-advisor as required by Rule 17j-l(d) of the Investment Company Act,

(c) the sub-advisor reports all violations of its code of ethics to the President of the Manager, and

(d) if the sub-advisor is advising the Trust, at each quarterly meeting of the Board, the sub-advisor provides the Board with a report stating whether there have been any violations of the sub-advisor's code of ethics during the most recently completed calendar quarter and, if so, the action taken by the sub-advisor after learning of the violation.

                                   Appendix A

Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, states that the term "beneficial owner" means, for all relevant purposes, "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the [issuer's] equity securities." The definition revolves around the term "pecuniary interest," which is defined in Rule 16a-1(a)(2)(i) to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

Rule 16a-1(a)(2) makes clear that a pecuniary interest may exist indirectly through another person or entity. That rule and Rule 16a-8 provide precise guidance regarding the application of the definition to several common indirect ownership situations.

Beneficial ownership of securities thus includes not only ownership of securities held by an access person for his or her name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators or trustees (if he or she has both a pecuniary interest and investment control), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a general partner, securities owned by any corporation which he or she should regard as a personal holding corporation or securities held by a revocable trust with respect to which he or she is the settlor, and has or shares investment authority. Correspondingly, this term would exclude securities held by an access person for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators of estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse or their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expense which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

An access person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

An access person also is regarded as the beneficial owner of securities held in the name of the spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.